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                                                                EXHIBIT 23.2
                                                                ------------


                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Applied Digital Solutions, Inc. and subsidiaries of our report dated March 27, 2002, except for the 2001 segment information included in
Note 27, which is as of August 23, 2002 and Note 21, which is as of May 30, 2003, relating to the statements of operations, preferred stock, common stock and other stockholders' equity (deficit) and cash flows and the financial statement schedule of Applied Digital Solutions, Inc. for the year ended December 31, 2001, which appears in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


St. Louis, Missouri
April 14, 2004